Exhibit 10.25

First South Farm Credit	713 South Pear Orchard Road, Suite 102 • Ridgeland, MS 39157 P.O. Box 1709 • Ridgeland, MS 39158-1709 (601) 977-8353 • fax (601) 977-8358 • www.firstsouthfarmcredit.com

September 19, 2006

VIA E-MAIL

Mr. Darrell Dubroc, CEO

Vanguard Synfuels, LLC

P.O. Box 399

Pollock, LA 71467

Re:	Vanguard Synfuels, LLC (Vanguard’) Loans with First South Farm Credit, ACA (“First South”)

Gentlemen:

First South Farm Credit, ACA (“First South”) has considered the request to release the existing six individual guarantors (the “Guarantor”) for Vanguards loans, and accept a guarantee of Diametrics Medical, Inc. (“DMED”). This is to advise that First South agrees to release the (six individual) Guarantors provided all of the following conditions are met, satisfied, and delivered to First South, on or before 4:00 p.m. CDT, Friday, September 29, 2006.

(1) DMED acquires 100% of the membership/ownership interest in Vanguard Synfuels, LLC, and satisfactory evidence thereof is furnished to First South;

(2) First South is furnished with a copy of the Articles and By-Laws of DMED, as amended, to date, along with a certificate of good standing from the State of its incorporation;

(3) Furnish evidence satisfactory to First South, in its sole discretion, of the cash investment of $7,000,000.00 in equity in DMED;

(4) Furnish a certified resolution of the board of directors of DMED acknowledging that Vanguard is a 100% owned subsidiary of DMED and that it serves a legitimate business purpose for DMED to unconditionally and in solido (jointly and severally) with Vanguard, guarantee the timely payment and performance of all indebtedness and obligations of Vanguard to First South, which resolution would also authorize a duly designated (named) officer to execute the continuing guaranty agreement in the form of Exhibit “A” hereto (the “Guaranty”) for any and all of the present and/or future indebtedness and obligations of Vanguard to First South. First South would also need to be furnished with Vanguard’s Board of Managers/Directors consent resolution authorizing a named official to enter into the amendment to the loan agreement, under such terms and conditions as said official deems appropriate.

(5) DMED would execute and deliver the Guaranty to First South.

(6) Vanguard and First South would execute and deliver a First Amendment to Loan Agreement in the form of Exhibit ‘B’ attached hereto.

(7) Upon timely satisfaction of the above conditions, First South will promptly (within 2 business days) deliver to an agent for Vanguard, DMED and each of the Guarantors (“Agent”), as set forth in the First Amendment to Loan Agreement, the original of each of the existing Guarantors guaranty agreements, each marked “Cancelled and Released.” The delivery of the original guaranty agreements will be made by sending each of the six original guaranty agreements by U.S Certified Mail addressed to Agent as set forth in the First Amendment to Loan Agreement.

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First South’s agreement to release the existing Guarantors is further conditioned upon all of the documents, documentation and supporting evidence required above to be satisfactory in form and substance to First South, in its sole discretion, and Vanguard shall promptly (on or before September 29, 2006) pay all costs and expenses related to the negotiation of this agreement and finalizing the proposed transaction, including paying First South’s attorney fees of $3,000.00. Failure to timely pay said sums shall be an Event of Default under the Loan Agreement. Finally, this proposal will expire and terminate unless Vanguard and DMED both accept this proposal in writing and return their signed acceptance to First South or on before 4:00 p.m. CDT Wednesday, September 20, 2006. Fax or electronic signatures will be deemed acceptable as originals, and the acceptance may be executed in multiple counterparts.

Very truly yours,

FIRST SOUTH FARM CREDIT, ACA

/s/ Timothy C. Dupuy
Timothy C. Dupuy, Division Vice President

cc:	John Hurt, via email: jhurt@firstsouthfarmcredit.com
Cecil Corbello, via email: ccorbello@,firstsouthfarmcredit.com
A. Michael Dufilho, attorney, via email: michael.dufilho@taylorporter.com

AGREED TO AND ACCEPTED: VANGUARD SYNFUELS, LLC		AGREED TO AND ACCEPTED: DIAMETRICS MEDICAL, INC.

By:	/s/ Darrell Dubroc	By:	/s/ W. Bruce Comer III
Name:	Darrell Dubroc	Name:	W. Bruce Comer III
	Duly Authorized		Duly Authorized
Date:		Date:

EXHIBIT “A”

CONTINUING GUARANTY

Debtor:	Vanguard Svnfuels, LLC
Pollock. Louisiana

In consideration of FIRST SOUTH FARM CREDIT, ACA (“Creditor”) making loans or advances or otherwise giving credit to the above named debtor (“Debtor”), as Creditor and Debtor may from time to time agree upon, the undersigned guarantor (“Guarantor”), does hereby unconditionally and in solido with Debtor, guarantee to Creditor, its successors and assigns, and all future holder or holders of this Continuing Guaranty, which is hereby declared to be transferable, the prompt payment of all debts, obligations, and liabilities, whether direct, indirect, absolute, contingent, secured, or unsecured, (hereinafter collectively referred to some times as “Obligations”) which Debtor may now or at any time, or times, hereafter owe, or be liable to pay to Creditor, and Guarantor agrees to pay the same promptly when due and at all times thereafter, without notice or demand. Should Debtor be or become insolvent, then Guarantor agrees to pay all Obligations forthwith whether then due or not due.

Creditor may sell, pledge, assign, discount, rediscount, surrender, compound, release, renew, extend, forebear, alter, exchange, or otherwise deal with and/or dispose of any and all property, securities, collateral, endorsements and guaranties now or hereafter held by said Creditor as security, indemnity, or otherwise, upon such terms and conditions as Creditor in its sole discretion may deem advisable, and Creditor may, from time to time, make such changes in, renewals and extensions of time, mode and terms of payment of said Obligations of Debtor, and of the time, mode and terms of payment of all or any endorsements and guaranties of said Obligations made by others, as Creditor in its sole discretion may deem advisable; all without in any way affecting, limiting, or prejudicing the Creditor’s rights or the Guarantor’s liability under this Continuing Guaranty. Creditor is hereby irrevocably authorized and empowered at any and all times to impute or apply, as it may see fit, any payment or payments which may be made by Debtor or by others on Debtor’s Obligations.

This guaranty shall be a continuing guaranty, and shall remain in full force and effect until terminated by the Creditor’s receipt of 30 days prior written notice of its termination; but such termination shall not affect or impair said Guarantor’s liability hereunder as to any Obligations of the Debtor existing on the effective date of such termination, or as to any subsequent modifications, renewals, extensions or changes in the form or evidence of said existing Obligations, whether such Obligations are matured or not upon the effective date of termination. Such termination shall not affect Creditor’s right to release, modify or otherwise change the security or collateral Creditor may hold, or to release or modify the liability of any of the undersigned signor(s) or of any other surety or guarantor of Debtor’s Obligations it being agreed that Creditor may take such action in regard to such security or collateral or sureties or guarantors as Creditor in its sole discretion may deem advisable. It is further agreed that upon receipt of notice of termination, Creditor is under no obligation to take any steps to enforce or collect Debtor’s Obligations and Creditor’s failure to take any steps to enforce or collect Debtor’s Obligations shall not affect Guarantor’s liability herein for all Obligations of Debtor to Creditor as of the effective date of the termination or as to any renewals, extensions or modifications or changes in the form of evidence of those Obligations.

It is further agreed that the Guarantor’s liability under this Continuing Guaranty shall not be affected or impaired by any failure of Creditor to realize for any reason, upon any property, securities, collateral, endorsements or guaranties, nor by any alteration of any contract express or implied, nor by any change in Debtor, by death, dissolution, withdrawal, or otherwise, but Guarantor agrees to pay in any event the entire ultimate balance of Debtor’s Obligations (including principal, interest, attorney fees and costs of collection), now or hereafter due or owing by Debtor to Creditor. Creditor shall, at no time, and under no circumstances, be bound to resort to any collateral, securities, endorsements or guaranties now or hereafter held by Creditor as security, indemnity, or otherwise, the undersigned Guarantor being bound to pay by this continuing Guaranty to the same extent as and in solido with Debtor, and said Guarantor specifically waives the right and the benefits of demanding division and discussion.

Guarantor hereby waives any formal acceptance and waives notice of the acceptance of this Continuing Guaranty by Creditor, and Guarantor also waives notice of any loans, advances, discounts, or credits that may be made to Debtor, it being the intention of Guarantor that Creditor shall have the right to make loans, advances, and discounts, and to give credit to the Debtor on the faith hereof without notice to Guarantor.

Guarantor hereby also waives notice of all defaults by said Debtor or others, and of all things now existing, or hereafter occurring in any dealings between or among Creditor, Debtor and others.

The liability of Guarantor for payment shall be in solido with Debtor, and as to each undersigned Guarantor, if there be more than one, each shall be and shall, remain obligated to Creditor in the full amount set forth herein. Creditor may obtain other guarantees for Debtor in whole or in part, and may release the guarantors or any of them in whole or in part without affecting the liability of any Guarantor under this Continuing Guaranty. Each of the undersigned signers waives and renounces as to each other and any other guarantors and/or sureties of Debtor’s Obligations, the right of demanding, and the benefits of, division and discussion.

This agreement, regardless where actually signed, shall be construed under and governed by the laws of the State of Louisiana and Guarantor consents to the personal jurisdiction of any federal or state court in Louisiana, if suit is filed to enforce this guaranty agreement.

In the event this Continuing Guaranty is referred to an attorney at law for collection by suit, or otherwise, Guarantor will also owe and pay reasonable attorney fees relating to such collection efforts.

THUS DONE, READ AND SIGNED in Los Angeles, California, on the 20th day of September, 2006.

PAYMENT GUARANTEED

GUARANTOR: Diametrics Medical, Inc.

/s/ W. Bruce Comer III
W. Bruce Comer III
CEO, Duly Authorized

WITNESSES:

/s/ Tiffanie Baker
Tiffanie Baker

/s/ Heng Chuk
Heng Chuk

EXHIBIT “B”

FIRST AMENDMENT TO LOAN AGREEMENT

WHEREAS, Vanguard Synfuels, LLC (“Vanguard”) entered into a Loan Agreement with First South Farm Credit, ACA (“First South”) dated January 12, 2006, (the “Original Agreement”) and in which the six individual existing guarantors of the liabilities and obligations of Vanguard to First South intervened;

WHEREAS, as part of the sale of 100% membership interest in Vanguard to Diametrics Medical, Inc. (“DMED”), Vanguard has requested that First South release the original guarantors and accept DMED as a successor guarantor;

WHEREAS, First South has agreed to that release conditioned upon certain terms and conditions, including the execution of this First Amendment to Loan Agreement (the “Amended Agreement”);

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

1.	Paragraph V, Special Conditions, of the original agreement is hereby amended to read in its entirety as follows:

V.	Special Conditions

In the event of any conflict between the terms of this Loan Agreement and any of the other Loan Documents, the terms of such other Loan Documents shall control. Borrower and Lender agree that this Loan Agreement shall be governed by the laws of the jurisdiction listed in the address of Lender as shown on the first page of this Loan Agreement. The Loan is further subject to the following terms, covenants and special conditions.

Conditions Precedent: The following shall be conditions precedent to any obligation of Lender to make the Loan to Borrower:

1.	Lender shall have a first priority perfected lien and security interest in all Collateral at the time of Closing.

2.	Execution and delivery of all Loan Documents, and the same shall be in full force and effect.

3.	Borrower shall have obtained and furnished to Lender environmental audit(s) covering all Collateral, the results of which shall be satisfactory to Lender in its sole discretion. Lender shall also have received, to its satisfaction, evidence of Borrower’s compliance with all applicable environmental laws, regulations, policies, orders, and permitting and licensing requirements to which Borrower, its operations and the Collateral may be subject. Borrower shall provide Lender an Environmental Hazards Assessment (Form ENV-1) covering the Real Property.

4.	Lender shall be provided mortgage title insurance covering the Real Property in the amount of the Loan containing no exceptions from coverage except those which are acceptable to Lender and issued by a title insurance company acceptable to Lender.

5.	Lender shall be provided such information and documentation relating to the Real Property and its acquisition as Lender, in its discretion, may require.

6.	Lender shall receive an opinion of legal counsel for Borrower certifying the good standing of Borrower and its authority and capacity to enter into the transaction contemplated herein, and such other matters as Lender may require, all in form and content satisfactory to Lender.

7.	A FEMA Standard Flood Hazard Determination is to be completed. If real estate is determined to be in a flood zone, Borrower will provide evidence of flood insurance.

Additional Covenants

•	Existing and future indebtedness and advances (“Obligations”) to Vanguard by its member, Diametrics Medical, Inc. (“DMED”) will be subordinate to First South’s debt, with no payments allowed on these Obligations without the prior written consent of First South;

•	The interest paid on the notes to the members will not be greater than the rate of interest paid by Vanguard on the First South debt;

•	Provide written notice, providing details of transaction, prior to pledging assets to or borrowing money from another lender;

•	Provide evidence of insurance, with First South named as mortgage/loss payee on the appropriate policies.

•	Advances on the proposed revolving line of credit will not exceed $500,000 from the closing date through February 28, 2006, with additional advances to be at the discretion of First South.

Financial Covenants: The Borrower warrants and covenants to the following:

•	Achieve by FYE 12/31/06 and maintain thereafter a minimum working capital position of $750,000;

•	Achieve by FYE 12/31/06 and maintain thereafter an excess of total assets over total liabilities of not less than $1,500,000;

•	Maintain the Cash Flow Coverage Ratio (defined as the ratio of net profit after taxes plus depreciation minus capital expenditures minus salary distributions to key employees minus distributions to stockholders on their equity investment to the current portion of long-term debt) to be no less than 1.25 to 1.00, to be measured at each fiscal year end.

New Covenants

1.	Vanguard shall furnish, and/or cause DMED to furnish, quarterly internal, consolidated and consolidating financial statements of DMED and Vanguard, certified by the chief financial officer (CFO) of DMED and of Vanguard, on or before 30 days after each calendar quarter, which would show the separate financial status for each entity as well as the consolidated status and which financial statements would include a balance sheet, a statement of contingent liabilities and statement of income and expense for the prior quarter and year to date. Vanguard shall furnish or cause DMED to furnish directly to First South any reports, etc. filed by DMED with the SEC and furnish or cause DMED to furnish directly to First South any and all notices, reports sent to shareholders of DMED, each of said notices, reports, etc. to be furnished contemporaneously with the filing of such matters and/or sending such notices. Vanguard shall furnish, or cause DMED to furnish, DMED’s annual audited financial statements within 120 days of each fiscal year end;

2.	Vanguard agrees and shall cause DMED to agree that First South directly or through its agents, may inspect the business, assets, books and records concerning DMED and/or Vanguard upon furnishing two business days prior written notice to DMED and/or Vanguard, as applicable, and Vanguard furnish, or cause DMED to furnish, as applicable, an officer to cooperate and work with First South and/or its agency reviewing any such books and records and/or the business and/or assets of Vanguard and/or DMED. All such reviews will be conducted during normal business hours.

3.	Vanguard will cause DMED to execute an unconditional, in solido continuing guaranty agreement of all of the debts and obligations of Vanguard, whether present or future, to First South.

4.	It is further agreed that in addition to any other events of default as contained in the original Loan Agreement, (i) if there is a default by Vanguard, complying with the terms and conditions of this Amended Agreement, or causing DMED to fully and timely comply with the terms and conditions of this Amended Agreement, this shall constitute an additional event of default.

5.	It is hereby agreed that the original six individual existing guarantors will be released and their original guaranty agreements will be marked “cancelled” and promptly sent by U.S Certified Mail to Darrell Dubroc, as agent for the original six guarantors, addressed as follows: Darrel Dubroc, P.O. Box 399, Pollock, LA 71467.

6.	Vanguard further agrees that if, and when, DMED changes its state of incorporation and/or amends its name, Vanguard shall furnish or cause DMED to promptly (within three (3) business days thereof), furnish copies of DMED’s revised organizational documents as filed with the Secretary of State of the state of its then incorporation and if DMED’s name is amended in, under the amended name DMED shall ratify and confirm under its amended name DMED’s obligation under the then existing continuing guaranty agreement previously executed by DMED.

VI. No Novation. It is expressly agreed that this First Amendment does not constitute a novation of Vanguard’s existing obligations and/or any collateral and security for those obligations, except for the release of the original individual guarantors. Except as expressly and specifically modified herein, all of the terms and provisions of the Original Agreement remain in full force and effect.

VII. This agreement may be executed in multiple originals and fax and/or electronic signatures shall be deemed effective as originals.

VANGUARD SYNFUELS, L.L.C.

By:	/s/ Darrell J. Dubroc
Name:	Darrell J. Dubroc
Date:	September 20, 2006

FIRST SOUTH FARM CREDIT, ACA

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